Exhibit 24.3
POWER OF ATTORNEY
     THE UNDERSIGNED director of Bank of Granite Corporation (the “Company”) hereby appoints Charles M. Snipes and Kirby A. Tyndall and each of them singly, as the undersigned’s lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the “Commission”) (i) a registration statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the “Act”), for the purpose of registering 750,000 shares of the Company’s common stock, $1.00 par value per share (“Common Stock”), to be issued upon the exercise of options or other equity incentives granted under the Bank of Granite 2007 Stock Incentive Plan (the “Plan”), (ii) any and all amendments, including post-effective amendments, and exhibits to such registration statements, and (iii) any and all applications or other documents to be filed with the Commission or otherwise pertaining to such registration statements or amendments, with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the registration under the Act of the shares of the Company’s Common Stock offered or to be offered pursuant to the Plan.
     EXECUTED on the 18th day of June, 2007.

/s/ Leila N. Erwin

Leila N. Erwin